Exhibit (23)




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Portland General Corporation's previously filed Registration Statement No. 33-27462 on Form S-8, Registration Statement No. 33-40943 on Form S-8, Registration Statement No. 33-49811 on Form S-8, Registration Statement No. 33-55321 on Form S-3 and Registration Statement No. 33-61313 on Form S-8.


                                                      Arthur Andersen LLP


Portland, Oregon,
January 20, 1997





                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Portland General Electric Company's previously filed Registration Statement No. 33-62549 on Form S-3.


                                                      Arthur Andersen LLP


Portland, Oregon,
January 20, 1997

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